UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020 (June 25, 2020)

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Philipp

c/o Morgan Lewis & Bockius LLP

77 West Wacker Drive

Chicago, Illinois 60601

and

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
ProShares Ultra Bloomberg Crude Oil	UCO	NYSE Arca
ProShares UltraShort Bloomberg Crude Oil	SCO	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Current Portfolio and Benchmark Exposure. Currently, each Oil Fund has approximately 2/3 of its portfolio exposed to the September 2020 WTI crude oil futures contract and approximately 1/3 of its portfolio exposed to the December 2020 WTI crude oil futures contract. The Funds’ benchmark currently is exposed to September 2020 WTI crude oil futures contracts, and will begin to roll to November 2020 WTI crude oil futures contracts on August 7, 2020.

Change to Investment Strategies. Each Oil Fund, in anticipation of the benchmark’s upcoming roll, and in order to help manage the impact of recent extraordinary conditions and volatility in the markets for crude oil and related Financial Instruments, intends to adjust its portfolio exposure as described below.

•	By the close of business on Tuesday, June 30, 2020, each Oil Fund intends to transition approximately half of its exposure to the September 2020 WTI crude oil futures contract into exposure to the October 2020 WTI crude oil futures contract. As a result of this transition, each Fund expects to have approximately 1/3 of its portfolio exposed to the September 2020 WTI crude oil futures contract, approximately 1/3 of its portfolio exposed to the October 2020 WTI crude oil futures contract, and approximately 1/3 of its portfolio exposed to the December 2020 WTI crude oil futures contract by the close of business on Tuesday, June 30, 2020.

•	In addition, by the close of business on Wednesday, July 1, 2020, each Oil Fund intends to transition the remaining portion of its exposure to the September 2020 WTI crude oil futures contract into exposure to the November 2020 WTI crude oil futures contract. As a result of this transition, each Fund expects to have approximately 1/3 of its portfolio exposed to the October 2020 WTI crude oil futures contract, approximately 1/3 of its portfolio exposed to the November 2020 WTI crude oil futures contract, and approximately 1/3 of its portfolio exposed to the December 2020 WTI crude oil futures contract by the close of business on Wednesday, July 1, 2020.

Following this portfolio transition each Oil Fund will have exposure to WTI crude oil futures contracts that are not included in the current benchmark. The performance of each Fund should not be expected to correspond to two times (2x), or two times the inverse (-2x), as applicable, of the daily performance of its current benchmark. Each Fund’s performance could differ significantly from its stated investment objective.

In addition, to the extent an Oil Fund has exposure to a longer-dated WTI crude oil futures contract (e.g., October, November and December 2020 instead of September 2020), the performance of the Fund may be expected to deviate to a greater extent from the “spot” price of WTI crude oil (which the Fund does not seek to track) than if the Fund had exposure to a shorter-dated futures contract. WTI crude oil futures contracts (and thus each Fund) typically perform very differently from the “spot” price of WTI crude oil. The performance of each Fund therefore will very likely differ in amount, and possibly even direction, from the performance of the “spot” price of WTI crude oil.

There can be no guarantee that each Oil Fund will be able to implement the strategies described above or in its Prospectus, continue to use such strategies, or that such strategies will be beneficial. Recent global developments affecting crude oil markets and the markets for crude oil futures contracts have dramatically increased volatility and increased the likelihood of investors suffering significant or total loss from crude oil-related investments, including an investment in a Fund.

Change to new Benchmark Index. Each Oil Fund intends to change its benchmark from the Bloomberg WTI Crude Oil SubindexSM to the Bloomberg Commodity Balanced WTI Crude Oil IndexSM (“New Benchmark”). In order for the Funds to implement this change, the U.S. Securities and Exchange Commission (the “SEC”) must approve changes to the exchange listing rules applicable to the Funds. If the SEC approves the listing rule changes, the Funds will update their Prospectus and Disclosure Document and file with the SEC a Current Report on Form 8-K describing the New Benchmark. Thereafter, each Fund will seek daily investment results, before fees and expenses, that correspond to the New Benchmark’s performance times the stated multiple in the Fund’s investment objective.

The New Benchmark aims to track the performance of 3 separate contract schedules for WTI Crude Oil futures. One third of the New Benchmark follows a monthly roll schedule two months beyond the nearby contract. The second third of the New Benchmark follows a June annual roll schedule, while the remaining third follows a December annual roll schedule. The New Benchmark weights are equally reset semi-annually in the months of March and September on close of the first business day. The weighting of the futures contracts included in the New Benchmark is allowed to drift between the semi-annual reset dates. The New Benchmark is not linked to the “spot” price of WTI crude oil.

The methodology for determining the composition of the New Benchmark and for calculating its level may be changed at any time by Bloomberg without notice. The daily performance of the New Benchmark is published by Bloomberg Finance L.P. and is available under the Bloomberg ticker symbol: BCBCLI Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2020

ProShares Trust II

/s/ Todd B. Johnson
Todd B. Johnson
Principal Executive Officer